Exhibit 99.1

EMPLOYMENT AGREEMENT

Between
Rentech, Inc.
and
D. Hunt Ramsbottom, Jr.

              THIS AGREEMENT is made effective as of January 20, 2006 between Rentech, Inc. (the “Company”) and D. Hunt Ramsbottom, Jr. (“Executive”).

              In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Employment.  The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on December 15, 2005 (the “Commencement Date”) and ending as provided in Section 4 hereof (the “Employment Period”).

2.          Position and Duties.

             (a)          During the Employment Period, Executive shall serve as  President and Chief Executive Officer of the Company.  During the Employment Period, Executive shall render such administrative, financial and other executive and managerial services to the Company and its affiliates (the “Company Group”) as are consistent with Executive’s position and the by-laws of the Company and as the Board of Directors of the Company (the “Board”) may from time to time reasonably direct.  Executive shall also serve for no additional compensation or remuneration as an officer or director of the Company or such subsidiaries of the Company as may from time to time be designated by the Board.

             (b)          During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company.  Executive shall perform his duties, responsibilities and functions to the Company hereunder to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s policies and procedures in all material respects.  In performing his duties and exercising his authority under this Agreement, Executive shall support and implement the business and strategic plans approved from time to time by the Board and shall support and cooperate with the Company’s efforts to operate in conformity with the business and strategic plans approved by the Board.  During the Employment Period, Executive shall not serve as an officer or director of, or otherwise perform services for compensation for, any other entity without the prior written consent of the Board which shall not be unreasonably withheld.  Executive may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities do not interfere with Executive’s regular performance of duties and responsibilities hereunder in any material respect.  Nothing contained herein shall preclude Executive from (i) engaging in charitable and community activities, (ii) participating in industry and trade organization activities, and (iii) managing his and his family’s personal investments and affairs; provided, that Executive shall not have any ownership interest (of record or beneficial) in any firm, corporation, partnership, proprietorship or other business that competes directly with the Company’s Fischer-Tropsch business except for (x) an investment of not more than 1.0% of the outstanding securities of a company traded on a public securities exchange or (y) investments made through public mutual funds.

3.          Compensation and Benefits.

             (a)          The Company shall pay Executive an annual salary (the “Base Salary”) at the rate of $370,000 in regular installments in accordance with the Company’s ordinary payroll practices (in effect from time to time), but in any event no less frequently than monthly.  Beginning October 1, 2006, and each October 1 thereafter during the Employment Period, Executive’s Base Salary shall automatically be increased by the percentage increase in the Consumer Price Index for all Urban Consumers (“CPI-U”) as published by the U.S. Department of Labor for the immediately preceding August compared to the CPI-U for the month of August one year earlier

             (b)          Bonuses and Incentive Compensation.

                            (i)          Annual Bonus.  For each fiscal year ending during the Employment Period, Executive will be eligible to earn an annual bonus based on achievement of performance criteria established by the Board as soon as administratively practicable following the beginning of each such fiscal year (the “Annual Bonus”).  The target amount (the “Target Bonus”) of Executive’s Annual Bonus shall equal 100% of Executive’s Base Salary (at the annual rate in effect at the start of the fiscal year), with a maximum Annual Bonus in an amount equal to 200% of Executive’s Base Salary (at the annual rate in effect at the start of the fiscal year).  The Company shall pay the Annual Bonus for each fiscal year in a single cash lump sum after the end of the Company’s fiscal year in accordance with procedures established by the Board, but in no event later than two and a half months following the end of such fiscal year.  To be eligible for an Annual Bonus pursuant to this Section 3(b), Executive must be an employee on the last day of the relevant fiscal year.  For the fiscal year ending September 30, 2006, the Target Bonus amount shall be (A) based on the Executive’s Base Salary on the Commencement Date and (B) pro-rated to 80% of the amount otherwise earned.

                            (ii)          Equity Grant.  The Company shall grant Executive 450,000 restricted stock units (“Restricted Stock Units”) that are to be settled in common stock of the Company (“Common Stock”).  Such Restricted Stock Units will vest over a three-year period such that one-third of Restricted Stock Units will vest and be settled within 30 days on each of (i) the one-year anniversary of the Commencement Date, (ii) the two-year anniversary of the Commencement Date, and (iii) the three-year anniversary of the Commencement Date.  Such Restricted Stock Units shall to be referred to as the “Executive LTIP”.  The terms and conditions of the Executive LTIP shall be governed by and subject to the award agreement to be entered into between Executive and the Company, substantially in the form of Exhibit A, with appropriate mutually agreeable changes in the event the Restricted Stock Units are to be issued under a general Company plan (the “LTIP Award Agreement”).  The Executive LTIP shall be granted within six months of the date of this Agreement, however, the vesting commencement date shall be the Commencement Date.  Executive shall be eligible to be granted additional equity compensation awards as determined by the Board in its sole discretion.

             (c)          Expenses.  During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement in accordance with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses for senior executives.  Executive shall also receive an automobile allowance of $1,000 per month and be reimbursed for professional organization costs, including the Young President’s Organization, of up to $10,000 per fiscal year in the aggregate.

             (d)          Other Benefits.  Executive shall also be entitled to the following benefits during the Employment Period, unless otherwise modified by the Board:

                            (i)          participation in the Company’s retirement plans, health and welfare plans, disability insurance plans and other benefit plans of the Company as in effect from time to time, under the terms of such plans and to the same extent and under the same conditions such participation and coverages are provided generally to other senior executives of the Company;

                            (ii)          reimbursement for the reasonable costs to commute to Denver, Colorado, including but not limited to airfare, ground transportation and lodging;

                            (iii)          coverage for services rendered to the Company, its subsidiaries and affiliates while Executive is a director or officer of the Company, or of any of its subsidiaries or affiliates, under director and officer liability insurance policy(ies) maintained by the Company from time to time; and

                            (iv)          four weeks of vacation per year.

4.          Termination.  The Employment Period shall end on the third anniversary of the Commencement Date; provided, however, that the Employment Period shall be automatically renewed for successive one-year terms thereafter on the same terms and conditions set forth herein unless either party provides the other party with notice that it has elected not to renew the Employment Period at least 90 days prior to the end of the initial Employment Period or any subsequent extension thereof.  Notwithstanding the foregoing, (i) the Employment Period shall terminate immediately upon Executive’s resignation (with or without Good Reason, as defined herein), death or Disability (as defined herein) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined herein) or without Cause.  Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive, but in no event more than 90 days from the date of such notice.  The termination of the Employment Period shall not affect the respective rights and obligations of the parties which, pursuant to the terms of this Agreement, apply following the date of Executive’s termination of employment with the Company.

5.          Severance.

             (a)          Termination Without Cause, Non-Renewal or for Good Reason.  In the event of Executive’s termination of employment with the Company (1) by the Company without Cause (as defined herein), (2) by reason of the Company electing not to offer to renew the Agreement on terms that are based on competitive practices for companies of comparable size and standing in the same industry (it being understood, however, that in any event such renewal must include a cash severance benefit no less favorable than that included herein to satisfy the requirements of this clause (2)), or (3) by Executive for Good Reason (as defined herein), subject to execution and non-revocation of a Release substantially in the form attached as Exhibit B, Executive shall be entitled to the benefits set forth below in this Section 5(a).

                            (i)          The Company shall pay Executive an amount equal to two times Executive’s Base Salary plus one times Executive’s Target Bonus (as in effect on the date of Executive’s termination).  The severance amount described in the previous sentence shall be paid as follows: (A) the continuation of Base Salary shall be paid over a period of one year from the date of termination in accordance with the payroll practices of the Company in effect from time to time and (B) the Target Bonus shall be paid on the date that executive bonuses are paid generally for the fiscal year in which the date of termination took place, which shall, in any event, be no later than two and one-half months after the end of such fiscal year (the “Bonus Payment Date”); provided, however, that, in the event that Executive is considered a “Specified Employee” as defined in proposed or final Treasury Regulations promulgated under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and payments under this Section 5(a) are considered “deferred compensation” under Section 409A, the first payment shall be delayed for six months, in which event Executive shall receive on the first business day that is at least six months and one day after the date of termination a lump sum equal to all payments otherwise due during such six month period pursuant to this Section 5(a)(i), along with interest at a floating rate equal to LIBOR from the date such payments were otherwise due to the date of payment, and the remainder of such severance amount shall be paid in equal installments over a period of 18-months thereafter in accordance with the ordinary payroll practices of the company (in effect from time to time).  For the avoidance of doubt, if Executive is a “Specified Person” and the Bonus Payment Date occurs during the six months after the date of such date of termination, such bonus shall instead be paid on the first business day that is at least six months and one day after the date of termination with interest from the date otherwise payable.

                            (ii)          The Executive LTIP shall be governed by the terms of any applicable LTIP Award Agreement(s).

                            (iii)          The Company shall pay Executive the amounts described in Section 5(d) within 14 days of the date of termination.

                            (iv)          Executive shall be entitled to benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), under Section 4980B of the Code, or any replacement or successor provision of United States tax law, with the premium paid at the Company’s expense until the first to occur of (A) eighteen months from the date of termination or (B) such date that Executive becomes covered by successor group health coverage.

             (b)          Termination for Cause or Voluntary Resignation.  In the event that Executive’s employment with the Company is terminated (i) by the Board for Cause or (ii) by Executive’s resignation from the Company for any reason other than Good Reason or Disability (as defined herein), subject to applicable law, the Company agrees to the following:

                            (i)          The Executive LTIP shall be governed by the terms of any applicable LTIP Award Agreement(s).

                            (ii)          The Company shall pay Executive the amounts described in Section 5(d) within 14 days of the date of termination.

                            For purposes of this Agreement, Executive’s voluntary resignation or retirement shall be considered Executive’s resignation from the Company without Good Reason.

             (c)          Death or Disability.  In the event that Executive’s employment with the Company is terminated as a result of Executive’s death or Disability, the Company agrees to the following:

                            (i)          The Executive LTIP shall be governed by the terms of any applicable LTIP Award Agreement(s).

                            (ii)          The Company shall pay Executive the amounts described in Section 5(d) within 14 days of the date of termination.

             (d)          Payments Upon Termination of Employment.  In the case of any termination of Executive’s employment with the Company, Executive or his estate or legal representative shall be entitled to receive, to the extent permitted by applicable law, from the Company (i) Executive’s Base Salary through the date of termination to the extent not previously paid, (ii) to the extent not previously paid, the amount of any bonus, incentive compensation, and other compensation earned or accrued by Executive as of the date of termination under any compensation and benefit plans, programs or arrangements maintained in force by the Company for any fiscal year of the Company ended prior to the date of termination that is then unpaid, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by Executive, in accordance with Company policy for senior executives, as of the date of termination to the extent not previously paid, (iv) any Restricted Stock Units and other equity awards outstanding under any Company long term incentive plans or arrangements (other than the Executive LTIP), in accordance with the terms of the plans or arrangements under which such awards were created or maintained, and (v) all benefits accrued by Executive under all benefit plans and qualified and nonqualified retirement, pension, 401(k) and similar plans and arrangements of the Company, in such manner and at such times as are provided under the terms of such plans and arrangements.

             (e)          Termination Without Cause, Non-Renewal or for Good Reason Following a Change in Control.  In the event of Executive’s termination of employment with the Company (1) by the Company without Cause, (2) as a result of the Company electing not to offer to renew the Agreement on terms that are consistent with competitive practices for companies of comparable size and standing in the same industry (it being understood, however, that in any event such renewal must include a cash severance benefit no less favorable than that included herein to satisfy the requirements of this clause (2)), or (3) by Executive for Good Reason, in any case, during the period beginning three months before and ending two years following a Change in Control (as defined herein) of the Company, subject to Executive’s execution and non-revocation of a Release substantially in the form attached as Exhibit B, Executive shall be entitled to the benefits set forth below in this Section 5(e).

                            (i)          The Company shall pay Executive the payments set forth in Section 5(a)(i); provided, however, that in determining the amount of payment due under Section 5(a)(i), Executive’s actual Annual Bonus for the year preceding the Change in Control shall be used, if higher than his Target Bonus; and provided, further, that payment shall be made in a lump sum on the later of the date of the Change in Control or 10 business days after Executive’s termination of employment except that, in the event Executive is considered a “Specified Employee” as defined in proposed or final Treasury Regulations promulgated under Section 409A, and payments under this Section 5(e) are considered “deferred compensation” under Section 409A, Executive shall instead receive on the first business day that is at least six months and one day after the date of termination a lump sum equal to all payments otherwise due pursuant to this Section 5(e)(i), along with interest at a floating rate equal to LIBOR from the date of Executive’s termination of employment to the date of payment.

                            (ii)          The Executive LTIP shall fully vest, to the extent not already vested, and otherwise be governed by the terms of any applicable LTIP Award Agreements.

                            (iii)          The Company shall pay Executive the amounts described in Section 5(d).

             (f)          Excess Parachute Payments.

                            (i)          In the event any payment granted to Executive pursuant to the terms of this Agreement or otherwise (a “Payment”) is determined to be subject to any excise tax (“Excise Tax”) imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to Executive, no later than the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount (a “Gross-Up Payment”) which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (A) the Excise Tax on such Payment plus (B) any penalty and interest assessments associated with such Excise Tax.

                            (ii)          The determinations to be made with respect to this Section 5(f) shall be made by a certified public accounting firm designated by the Company and reasonably acceptable to Executive and Executive may rely on such determination in making payments to the Internal Revenue Service.

             (g)          No Other Payments.  Except as provided in Sections 5(a), (b), (c), (d), (e) and (f) above, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).

             (h)          No Mitigation, No Offset.  In the event of Executive’s termination of employment for whatever reason, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under this Agreement or otherwise on account of any remuneration attributable to any subsequent employment or claims asserted by the Company or any affiliate; provided, that this provision shall not apply with respect to any amounts that Executive owes to the Company or any member of the Company Group on account of any loan, advance or other payment, in respect of any of which Executive is obligated to make repayment to the Company or any member of the Company Group.

             (i)          Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

                            (i)          “Cause” shall mean one or more of the following:

                                          (A)          the conviction of, or an agreement to a plea of nolo contendere to, a crime involving moral turpitude or any felony;

                                          (B)          Executive’s willful refusal substantially to perform duties as reasonably directed by the Board under this or any other agreement;

                                          (C)          in carrying out his duties, Executive engages in conduct that constitutes fraud, willful neglect or willful misconduct which, in either case, would result in demonstrable harm to the business, operations, prospects or reputation of the Company;

                                          (D)          a material violation of the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) or other federal or state securities law, rule or regulation; or

                                          (E)          any other material breach of this Agreement.

                            For purpose of this Agreement, the Company is not entitled to assert that Executive’s termination is for Cause unless the Company gives Executive written notice describing the facts which are the basis for such termination and such grounds for termination (if susceptible to correction) are not corrected by Executive within 30 days of Executive’s receipt of such notice to the reasonable, good faith satisfaction of the Board.

                            (ii)          “Change in Control” shall mean the first to occur of any of the following events:

                                          (A)          A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

                                          (B)          During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 5(i)(ii)(A) or Section 5(i)(ii)(C)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                                          (C)          The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                                                          (1)          Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

                                                          (2)          After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 5(i)(ii)(C)(2) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

                                          (D)          The Company’s stockholders approve a liquidation or dissolution of the Company.

                            The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

                            (iii)          “Disability” shall mean Executive’s being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

                            (iv)          “Good Reason” shall mean Executive’s resignation from employment with the Company prior to the end of the Employment Period as a result of one or more of the following reasons:

                                          (A)          the Company reduces the amount of Executive’s then current Base Salary or the target for his Annual Bonus (it being understood that Executive shall not have a basis to resign for Good Reason if no bonus is paid, or the amount of the bonus is reduced as a result of the failure of Executive or the Company to achieve applicable performance targets for such bonus);

                                          (B)          a material diminution in Executive’s title, authority, duties or responsibilities or the assignment of duties to Executive which are materially inconsistent with his position; provided, however, that, following a Change in Control, any diminution of Executive’s title, duties or responsibilities shall constitute Good Reason;

                                          (C)          the failure of the Company to obtain in writing the obligation to perform this Agreement by any successor to the Company or a purchaser of all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction;

                                          (D)          the failure of the Company to grant Executive the Executive LTIP within 30 days after the Effective Date;

                                          (E)          material breach of this Agreement by the Company; or

                                          (F)          the requirement that Executive move his principal place of business by more than 50 miles from that previously the case without his consent.

                           Notwithstanding the foregoing, Executive agrees that he shall not be entitled to terminate his employment for Good Reason in the event he is subject to any unintended or adverse tax consequences under Section 409A or he is required to forfeit incentive or other compensation pursuant to Section 304 of SOX.  For purposes of this Agreement, Executive is not entitled to assert that his termination is for Good Reason unless Executive gives the Board written notice describing the event or events which are the basis for such termination within 90 days after the event or events occur and such grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of the Company’s receipt of such notice to the reasonable, good faith satisfaction of Executive.

6.          Insurance; Indemnification and Advancement of Expenses.

             (a)         Insurance.  The Company agrees to maintain director’s and officer’s liability insurance covering the Executive for services rendered to the Company, its subsidiaries and affiliates while Executive is a director or officer of the Company or any of its subsidiaries or affiliates.

             (b)          Indemnification and Advancement of Expenses.  Executive shall be entitled to the benefits of Articles Thirteen and Fourteen of the Company’s Amended and Restated Articles of Incorporation and the Company shall not amend such provisions during the Employment Period without advance written notice to Executive.  The Company shall not during the Employment Period enter into any supplemental indemnification agreement with its directors or executive officers, as such, unless Executive is offered an agreement containing terms pertaining to indemnification and advancement of expenses that are substantially identical to the most favorable indemnification and advancement of expenses terms provided to such directors or executive officers (excepting standard “Side A” and similar arrangements customarily provided solely to non-employee directors), which agreement may not be amended without advance written notice to Executive.

7.          Confidential Information.  Executive agrees to enter into the Company’s form of Confidentiality and Invention Assignment Agreement attached hereto as Exhibit C simultaneously with the execution of this Agreement.

8.          Non-Solicitation.

             (a)          During the Employment Period and for one year thereafter (the “Restricted Period”), Executive shall not directly or indirectly through another person or entity (i) induce, solicit, encourage or attempt to induce, solicit or encourage any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; or (ii)  induce, solicit, encourage or attempt to induce, solicit or encourage any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company (including, without limitation, making any negative or disparaging statements or communications regarding the Company).  The Company covenants that it will not, and it will advise members of senior management of the Company and the Board not to, make any negative or disparaging statements or communications regarding Executive.

             (b)          If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.  Executive acknowledges that the restrictions contained in this Section 8 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

             (c)          Executive acknowledges that in the event of the breach or a threatened breach by Executive of any of the provisions of this Section 8, the Company would suffer irreparable harm, and, in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).  In addition, in the event of a breach or violation by Executive of Section 8 (a), the Restricted Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.

9.          Executive’s Representations.  Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under, any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound which has not been waived; (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity; and (iii) on the Commencement Date, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.  Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right.  Executive further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

10.          Employment At-Will.  Subject to the termination obligations provided for in this Agreement, Executive hereby agrees that the Company may dismiss him and terminate his employment with the Company, with or without advance notice and without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) any statements made to Executive, whether made orally or contained in any document, pertaining to Executive’s relationship with the Company, or (iii) the existence or non-existence of Cause.  Inclusion under any benefit plan or compensation arrangement will not give Executive any right or claim to any benefit hereunder except to the extent such right has become fixed under the express terms of this Agreement.

11.          Notices.  All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Chief Executive Officer
Rentech, Inc.
1331 17th Street, Suite 720
Denver, CO 80202

with a copy to:

General Counsel
Rentech, Inc.
1331 17th Street, Suite 720
Denver, CO 80202

To Executive:

              To the address on file in the permanent records of the Company at the time of the notice.

              All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon confirmation of receipt by the sender of such transmission.

12.          Severability.  In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

13.          Complete Agreement.  This Agreement, the LTIP Award Agreement(s) and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.          No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

15.          Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the beneficiaries, heirs and representatives of Executive and the successors and assigns of the Company (including without limitation, any successor due to reincorporation of the Company or formation of a holding company).  The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a majority of its assets, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place.  Executive may not assign his rights (except by will or the laws of descent and distribution) or delegate his duties or obligations hereunder.  Except as provided by this Section 16, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

17.          Choice of Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California regardless of the law that might be applied under principles of conflicts of laws.

18.          Amendment and Waiver.  The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

19.          Internal Revenue Code Section 409A.  This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Section 409A and the Treasury Regulations thereunder, and any payment scheduled to be made hereunder that would otherwise violate Section 409A shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A and the Treasury Regulations thereunder.

20.          Insurance.  The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable.  Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.  Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

21.          Withholding.  Any payments made or benefits provided to Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

22.          Arbitration.  Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association.  The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.

23.          Reimbursement of Legal Fees.  The Company agrees that it will reimburse Executive for legal fees and expenses actually incurred in connection with the review and preparation of this Agreement in an amount not to exceed $7,500.

24.          Executive’s Cooperation.  During the Employment Period and thereafter, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company Group during the Employment Period (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may come into Executive’s possession during the Employment Period); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.  In the event the Company requires Executive’s cooperation in accordance with this Section 24, the Company shall reimburse Executive for reasonable out-of-pocket expenses (including travel, lodging and meals) incurred by Executive in connection with such cooperation, subject to reasonable documentation.  In the event that the obligations under this Section 24 require more than 20 hours of the Executive’s time after termination of the Employment Period, the Company shall thereafter also pay to Executive compensation at an hourly rate equal to the result of (a) the Base Salary applicable on the date of the termination of Executive’s employment, divided by (b) 1,750.

(Signature Page Follows)

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

RENTECH, INC.

/s/ Michael F. Ray

By:	Michael F. Ray
Title:	Member of the Compensation Committee

/s/ D. Hunt Ramsbottom, Jr.

D. Hunt Ramsbottom, Jr.

EXHIBIT A

RENTECH, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

RENTECH, INC.
RESTRICTED STOCK UNIT AWARD

Preamble

          Pursuant to this Restricted Stock Unit Agreement dated ____________, 2006 (together with Appendix A hereto, the “Agreement”), Rentech, Inc. (the “Company”) hereby grants you, D. Hunt Ramsbottom, Jr. (the “Employee” (sometimes referred to herein as “you”)), the following award of Restricted Stock Units (“RSUs”) pursuant to that certain Employment Agreement, dated as of January 20, 2006, between you and the Company (the “Employment Agreement”).  This grant of RSUs contemplated by this Agreement shall be in satisfaction of the Company’s obligations under Sections 3(b)(ii) and 5(e)(ii) of the Employment Agreement.  All capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Employment Agreement.  Subject to the terms of this Agreement provided in Appendix A, the principal features of this award are as follows:

Number of RSUs:	450,000

Grant Date: __________, 2006 (the “Grant Date”)

Vesting of RSUs:

Subject to Section 5 of Appendix A, the RSUs will vest in three (3) equal installments of 150,000 Shares on each of the first three anniversaries of the Commencement Date provided for in the Employment Agreement (December 15, 2005), provided that the Employment Period continues through each such anniversary.

          The Employee’s signature below indicates his agreement and understanding that this award is subject to all of the terms and conditions contained in this Agreement (including Appendix A).  THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT, INCLUDING APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT OF RSUS.

RENTECH, INC.	EMPLOYEE

D. Hunt Ramsbottom, Jr.
Name:	Address:

Title:

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

          1.          Grant.  The Company hereby grants to the Employee an award of 450,000 RSUs, subject to all of the terms and conditions contained in this Agreement.

          2.          Additional Definitions.

a.	“Agreement” shall have the meaning provided in the Preamble.

b.	“Appendix A” shall have the meaning provided in the Preamble.

c.	“Board” means the Board of Directors of the Company or any committee thereof to which the Board of Directors of the Company may properly delegate its authority.

d.	“Code” means the Internal Revenue Code of 1986, as amended.

e.	“Company” shall have the meaning provided in the Preamble.

f.	“Employee” shall have the meaning provided in the Preamble.

g.	“Employment Agreement” shall have the meaning provided in the Preamble.

h.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

i.

“Fair Market Value” means, as of any given date, (i) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (ii) if Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (A) the last sales price (if Stock is then listed as a National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (iii) if Stock is not publicly traded, the fair market value established by the Board acting in good faith, provided, that the Board may, in its sole discretion, conduct such valuation in a manner that causes such valuation to fall within the meaning of “fair market value” under Code Section 409A.

j.	“Grant Date” shall have the meaning provided in the Preamble.

k.	“RSUs” shall have the meaning provided in the Preamble.

l.	“Securities Act” shall mean the Securities Act of 1933, as amended.

m.	“Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 11 below.

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n.

“Subsidiary” means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

          3.          RSUs.  Each RSU shall have a value equal to the Fair Market Value of a share of Stock on the date each such RSU becomes vested and nonforfeitable.  Unless and until an RSU will have vested in the manner set forth in Sections 4 and 5 below, the Employee will have no right to payment in respect of any such RSU.  Prior to actual payment of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

          4.          Vesting Schedule.  Subject to Section 5 below and the continuation of the Employment Period through each applicable vesting date, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule set forth on the first page of this Agreement.

          5.          Termination of the Employment Period.

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                          a.          Termination Without Cause or for Good Reason.  Subject to Section 5(b) and the Employee’s execution and nonrevocation of a Release substantially in the form attached to the Employment Agreement as Exhibit B, if the Employment Period is terminated (i) by the Company without Cause, or (ii) by the Employee for Good Reason, all RSUs granted hereunder that would vest and become nonforfeitable absent such termination during the next twenty-four (24)-month period beginning on the date of such termination shall vest and become nonforfeitable on the first day that the executed Release ceases to be revocable by its terms.  All RSUs granted hereunder that (x) have not vested and become nonforfeitable as of the date of such termin ation, and (y) do not become vested and nonforfeitable pursuant to the terms of this Section 5(a), shall be immediately forfeited by the Employee as of such date of termination without consideration therefor.  For the avoidance of doubt, if the Employment Agreement terminates due to the Company electing not to offer to renew such Employment Agreement pursuant to Section 5(a)(2) or 5(e)(2) of such agreement, all RSUs granted hereunder shall be deemed to be vested and non-forfeitable on the first date that the executed Release ceases to be revocable by its terms.

                          b.          Certain Terminations Following a Change in Control.  Subject to the Employee’s execution and nonrevocation of a Release substantially in the form attached to the Employment Agreement as Exhibit B, if the Employment Period is terminated (i) by the Company without Cause, or (ii) by the Employee for Good Reason, in either case during the period beginning three months before and ending two years after a Change in Control of the Company, all RSUs granted hereunder to the Employee shall become fully vested and nonforfeitable, to the extent not already vested and nonforfeitable, as of the first day that the executed Release ceases to be revocable by its terms.

                          c.          Termination for Cause, Voluntary Resignation Without Good Reason, Death and Disability.  If the Employment Period is terminated (i) by the Company for Cause, (ii) by reason of the Employee’s resignation from the Company for any reason other than Good Reason, or (iii) as a result of the Employee’s death or Disability, all RSUs that have not already vested as of the date of such termination shall be immediately forfeited by the Employee as of such date of termination without consideration therefor.

          6.          Payment after Vesting; Code Section 409A.  Payments in respect of any RSUs that vest in accordance herewith shall be made to the Employee (or in the event of the Employee’s death, to his or her estate), in the sole discretion of the Board, in either cash, whole shares of Stock or a combination thereof.  The Company shall make such payments as soon as practicable after the applicable vesting date, but in any event within thirty (30) days after such vesting date (it being understood that this payment procedure is intended to comply with the “short-term deferral” exemption from the application of Code Section 409A), provided, that if the Employee shall be a “specified employee” with respect to the Company, within the meaning of Code Section 409A, any payments in respect of vested RSUs that have not been made prior to the Employee’s “separation from service” (within the meaning of Code Section 409A) shall be made within thirty (30) days after the date which is six months after the date that such “separation from service” occurs (or, if earlier, the date of the Employee’s death).

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          7.          Tax Withholding.  The Company shall have the authority and the right to deduct or withhold, or to require the Employee to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Employee’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs.  The Board may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Employee to elect to have the Company withhold cash or shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares of Stock which may be so withheld with respect to a taxable event arising in connection with the RSUs shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

          8.          Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or any person claiming under or through the Employee.

          9.          Non-Transferability.  Except (a) to the limited extent provided in Section 6 above or (b) pursuant to any state or federal court order that satisfies the requirements of a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, this Agreement and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way in favor of any party other than the Company or a Subsidiary (whether by operation of law or otherwise) and shall not be subject to any lien, obligation or liability of the Employee to any party other than the Company or a Subsidiary.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void.  Notwithstanding the foregoing, the Company may assign any of its rights under this Agreement to single or multiple assignees and this Agreement shall inure to the benefit of the successors and assigns of the Company.

          10.        Distribution of Stock.  Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of Stock unless shares of Stock issuable upon such payment are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Board (i) has determined that the issuance and delivery of such certificates is in compliance with all applicable laws, rules and regulations and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded, and (ii) has obtained the consent or approval of any governmental or regulatory authority that the Board deems to be necessary or desirable as a condition to the issuance of any such certificates to the Employee (or his or her estate).  All Stock certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Board deems necessary

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or advisable to comply with federal, state, or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that the Employee make such reasonable covenants, agreements, and representations as the Board, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Board shall have the right to require the Employee to comply with any timing or other restrictions with respect to the settlement of any RSUs pursuant to this Agreement, including a window-period limitation, as may be imposed in the discretion of the Board.  Any shares of Stock that may be distributed pursuant to this Agreement may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.  No fractional shares of Stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

          11.        Adjustments in Capitalization.

                          a.          In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Board may make such proportionate adjustments, if any, as the Board in its sole discretion may deem appropriate to reflect such change with respect to the aggregate number and kind of shares or other securities that may be issued in respect of RSUs under this Agreement.

                          b.          Subject to Section 5(b) above, in the event of any transaction or event described in Section 11(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Board, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of this Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

i.

To provide for either (A) termination of this Agreement in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the vesting of RSUs under this Agreement as of the date of such termination, or (B) the replacement of such RSUs with other rights or property selected by the Board in its sole discretion;

ii.

To provide that the RSUs be (A) assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or (B) substituted for by a similar award covering the stock of a successor or survivor corporation, or a parent or subsidiary thereof, in either case, with appropriate adjustments as to the number and kind of shares and prices;

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iii.	To make adjustments in the number and type of shares of Stock (or other securities or property) subject to the RSUs; and

iv.	To provide that RSUs subject to this Agreement shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in this Agreement.

          12.          No Effect on Employment.  This Agreement is not an employment contract and nothing herein shall be deemed to create in any way whatsoever any obligation on the Employee’s part to continue in the employ of the Company or of the Company to continue the Employee’s employment with the Company.  The Employee’s employment with the Company is on an at-will basis only.  Subject to the terms of the Employment Agreement, the Company shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever.

          13.          Board Authority.  The Board shall have the power to interpret this Agreement and to adopt and interpret such rules for its administration, interpretation and application as are consistent with the terms hereof (including, but not limited to, the determination of whether or not any RSUs have vested).  All actions taken and all interpretations and determinations made by the Board in good faith will be final and binding upon Employee, the Company and any and all other interested persons.  No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement and, to the greatest extent allowable pursuant to applicable law, each member of the Board shall be fully indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with such administration of this Agreement.

          14.          Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at its principal place of business (attention: General Counsel), or at such other address as the Company may hereafter designate in writing.  Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Employee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified on the first page of this Agreement or at such other address as the Employee may hereafter designate by written notice to the Company.

          15.          Severablility.  In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

          16.          Tax Consultation.  The Employee understands that he may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement.  The Employee represents that he has consulted with any tax consultants that he deems advisable in connection with the RSUs and that he is not relying on the Company for tax advice.

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          17.          Amendment.  Subject to Section 11 above, this Agreement may only be amended, modified or terminated by a writing executed by the Employee and by a duly authorized representative of the Company.

          18.          Relationship to other Benefits.  Neither the RSUs nor payment in respect thereof shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

          19.          Governing Law.  The laws of the State of Colorado shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          20.          Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

* * * * * * * * * * * *

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EXHIBIT B

FORM OF RELEASE

This General Release of all Claims (this “Agreement”) is entered into by D. Hunt Ramsbottom, Jr. (“Executive”“) and Rentech, Inc. (the “Company”), effective as of [                                       ].

In further consideration of the promises and mutual obligations set forth in the Employment Agreement between Executive and the Company, dated [                             ] (the “Employment Agreement”), Executive and the Company agree as follows:

1.          Return of Property.  All Company files, access keys, desk keys, ID badges, computers, electronic devices, telephones and credit cards, and such other property of the Company as the Company may reasonably request, in Executive’s possession must be returned no later than the date of Executive’s termination from the Company.

2.          General Release and Waiver of Claims.

             (a)          Release.  In consideration of the payments and benefits provided to Executive under the Employment Agreement and after consultation with counsel, Executive, personally and on behalf of each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors had, have, may have, or in the future may possess, arising out of (i) Executive’s employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that Executive does not release, discharge or waive any rights to payments and benefits provided under the Employment Agreement that are contingent upon the execution by Executive of this Agreement, any vested benefits, any rights to indemnification, or any rights as a shareholder of the Company.

             THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

             “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

             BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

             (b)          Specific Release of ADEA Claims.  In further consideration of the payments and benefits provided to Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”).  By signing this Agreement, Executive hereby acknowledges and confirms the following:  (i) Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA, and Executive has in fact consulted with an attorney; (ii) Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; and (iii) Executive knowingly and voluntarily accepts the terms of this Agreement.  Executive also understands that he has seven days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph.

             (c)          No Assignment.  Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement.

3.          Proceedings.  Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Company to Executive under the Employment Agreement (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding.  Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

4.          Remedies.  In the event Executive initiates or voluntarily participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement or his post-termination obligations contained in the Employment Agreement, or if he revokes the ADEA release contained in Paragraph 2(b) of this Agreement within the seven-day period provided under Paragraph 2(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the severance provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein.  Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Employment Agreement or his obligations under Paragraphs 2 and 3 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms.  Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Executive from breaching his post-termination obligations under the Employment Agreement or his obligations under Paragraphs 2 and 3 of this Agreement.  Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.

             Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

5.          Severability Clause.  In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

6.          Non-admission.  Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

7.          Governing Law.  All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of California regardless of the law that might be applied under principles of conflicts of laws.

8.          Arbitration.  Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive or, if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association.  The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.

9.          Notices.  All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Rentech, Inc.

To Executive:

With a copy to:

              All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon confirmation of receipt by the sender of such transmission.

             EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

RENTECH, INC.

By:

Title:

D. Hunt Ramsbottom, Jr.

EXHIBIT C

CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

                This Confidentiality and Invention Assignment Agreement (the “Agreement”) is made as of the 20th day of January 2006 between RENTECH, INC., a Colorado corporation (the “Company”), and D. Hunt Ramsbottom, Jr. (the “Employee”).

WITNESSETH:

                WHEREAS, the Company is engaged in the highly specialized business of designing and developing the technical and operational know-how of a process capable of converting synthesis gas, a mixture of hydrogen and carbon monoxide derived from coal and other solid and liquid carbon-bearing materials, as well as from industrial gas and natural gas into clean-burning liquid hydrocarbon products, including diesel fuel, aviation fuel, naphtha and other chemicals; and

                WHEREAS, Employee has been or is being employed by the Company because of skills and abilities in work which requires the Company to impose the highest degree of trust and confidence in Employee, and Employee recognizes that it is necessary for the Company to safeguard its legitimate proprietary interests either through patents or by holding such information secret or confidential;

                NOW, THEREFORE, in consideration of the initiation or continuance of the employment, and of other good and valuable consideration received by Employee, receipt of which is hereby acknowledged, the parties agree as follows:

1.            Ownership of Ideas, Inventions and Other Improvements

1.1          All ideas, inventions, trademarks, proprietary information, know-how, processes, designs, systems, techniques and other developments or improvements conceived by the Employee, alone or with others, whether or not during working hours, which are within the scope of the work, business operations, or projects of the Company, during the Employee’s employment with the Company, shall be the exclusive property of the Company.  In accordance with Section 2872 of the California Employee Patent Act, West’s Cal. Lab. Code Section 2870 et. seq., if applicable, Employee is hereby advised that this Article 1.1 does not apply to any invention, new development or method (and all copies and tangible embodiments thereof) made solely by Employee for which no equipment, facility, material, Confidential Information (as defined below) or intellectual property of the Company or any of its affiliates was used and which was developed entirely on Employee’s own time; provided, however, that Article 1.1 shall apply if the invention, new development or method (i) relates at the time of its conception or reduction to practice to the Company’s or any of its affiliates’ business, or actual or demonstrably anticipated  research and development, or (ii) results from any work performed by Employee for the Company or any of its affiliates.

1.2          The Employee agrees to disclose promptly to the Company any and all inventions, discoveries, trademarks, proprietary information, know-how, processes or improvements, patentable or otherwise, which Employee may conceive or make in the performance of Employee’s work with the Company from the beginning of Employee’s employment until the termination thereof, whether they are made solely or jointly with others.  The Employee further agrees to assist the Company, at its sole option and expense, in obtaining patents or trademarks in the United States of America or elsewhere on any such ideas, inventions, trademarks, and other developments which the Employee conceives or makes solely or jointly with others in the performance of the work of the Company and which the Company may undertake to patent or trademark, and agrees to execute all documents necessary to obtain such patents in the name of the Company.

1.3          Employee’s obligations and covenants contained in this Article 1 shall continue in effect after the termination of Employee’s employment with respect to all and any inventions, discoveries and improvements made or conceived by Employee during the term of Employee’s employment, and this obligation shall be binding upon Employee’s assigns, heirs, executors, administrators or other legal representatives.

2.            Nondisclosure of Information

2.1          Employee further agrees and covenants that Employee will not at any time, either during Employee’s employment or after said employment is terminated, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, any proprietary information, confidential information, trade secrets or sensitive business information (hereinafter called “Confidential Information”) concerning or relating to the business of the Company.  Without limiting the generality of the foregoing, the foregoing shall include the items described in Article 1.1, the names of any company customers (as such), its customer lists (as such), the prices it obtains or has obtained or at which it sells or has sold its products or at which it buys or has bought materials, components or other supplies, estimates of the foregoing, sales projections, advertising, personnel history or any other information of, about or concerning the business of the Company, its relations with its employees, including salaries, job classifications, skill levels, and its manner of operation, its inventions, plans, processes, or other data of any kind, nature or description.  Notwithstanding these prohibitions, Employee shall be entitled to divulge or authorize others in writing to divulge all information regarding his or her own employment.  The parties hereto stipulate that as between them, the foregoing are the exclusive property of the Company and are important, material, confidential, and trade secrets, and gravely affect the successful conduct of the business of the Company and its goodwill, and that any breach of the terms of this paragraph is a material breach hereof.

2.2          Employee agrees that upon termination of Employee’s employment for any reason, Employee will deliver to the company in good condition the original and all copies of any records in Employee’s possession relating to the Confidential Information described in Articles 1 and 2.1.

2.3          Employee agrees that the terms of this paragraph shall survive the termination of Employee’s employment, and Employee shall be bound by its terms at all times subsequent to the termination of Employee’s employment for seven (7) years after the execution of this Agreement so long as the Company continues to conduct the same business or businesses it was conducting during the period of this contract.

3.            It is understood and agreed that this CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT supercedes and replaces all previous written or oral confidentiality and invention assignment agreements and understandings between the parties.

               Executed as of the day and year first written above.

Company:

RENTECH, INC.

By:	/s/ Michael F. Ray

Name:	Michael F. Ray
Title:	Member, Compensation Committee

Employee:

/s/ D. Hunt Ramsbottom, Jr.

D. Hunt Ramsbottom, Jr.